Exhibit 5.1

Auditor's Consent

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-178956 on Form F-10 of our report dated March 7, 2011, relating to the consolidated financial statements of Brookfireld Office Properties Canada (the "Trust") for the years ended December 31, 2010 and 2009 appearing in Exhibit 99.1 to the Trust’s Registration Statement filed on Form 40-F.

/s/ Deloitte & Touche LLP
Chartered Accountants
Licensed Public Accountants
Toronto, Canada
February 13, 2012